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                                                               EXHIBIT 4(a)(xxi)

                                     WAIVER
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

     This Waiver, dated as of March 7, 2003, is among ONEIDA LTD., a New York corporation (the "Borrower"), JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Administrative Agent under the Amended and Restated Credit Agreement referred to below (the "Administrative Agent"), and the Lenders which are parties to the Amended and Restated Credit Agreement referred to below (the "Lenders").

                                    RECITALS

     A. The Borrower, the Administrative Agent and the Lenders are parties to an Amended and Restated Credit Agreement dated as of April 27, 2001 (such Agreement, as subsequently amended, is herein referred to as the "Credit Agreement").

     B. Section 6.11(c) of the Credit Agreement requires the Borrower to maintain its Consolidated Net Worth at $118,000,000 plus 75% of its Consolidated Net Income for the six-month period ending July 29, 2001 and each six-month period thereafter.

     C. Borrower has advised the Administrative Agent and the Lenders that at January 25, 2003 its accumulated pension benefit obligations exceeded the fair market value of the pension plan assets by approximately $4,300,000 after tax, and that FASB 87 requires that the difference be charged against Borrower's equity.

     D. This non-cash charge against Borrower's equity will cause Borrower's Consolidated Net Worth at January 25, 2003 to be in violation of Section 6.11(c) of the Credit Agreement.

     E. Borrower has requested that the Administrative Agent and the Lenders waive this violation of Section 6.11(c).

     NOW, THEREFORE, the parties agrees as follows:

     1. Definitions. All capitalized terms used in this Waiver which are not otherwise defined shall have the meanings given to those terms in the Credit Agreement.

     2. Waiver. The Lenders hereby waive Borrower's failure to satisfy Section 6.11(c) of the Credit Agreement at January 25, 2003 resulting from Borrower's recognition of a non-cash charge required by FASB 87 in an amount not exceed $4,300,000. This Waiver does not apply to any other Event of Default other than the violation of Section 6.11(c) described above for the Fiscal Year ended January 25, 2003, nor does it apply to a violation of Section 6.11(c) for any subsequent Fiscal Quarter resulting from the application of FASB 87.

     3. Effectiveness. The Waiver shall become effective as of the date set forth above upon the Administrative Agent's receipt of (a) a signed counterpart of this Waiver duly executed and delivered by the Administrative Agent and the Required Lenders, (b) a fee of $3,500 for each Lender who executes and delivers to the Administrative Agent a signed counterpart of this Waiver before 12:00 noon (EST) on March 7, 2003, and (c) a waiver of any corresponding events of default under the Amended and Restated Note Agreement governing the senior notes of Borrower due May 31, 2005, duly executed by the noteholders described therein.

     4. Audited Financial Statements. The Administrative Agent and Lenders acknowledge that (a) Borrower's audited financial statements for the Fiscal Year ended January 25, 2003 have not yet been issued and (b) until the audited statements are issued, the covenant level required by Section 6.11(c) cannot be established for the Fiscal Year ended January 25, 2003 and Borrower cannot certify its actual Consolidated Net Worth at January 25, 2003.


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     5. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that the following statements are true, correct and complete:

          (a) Each of the representations and warranties made by the Borrower in the Credit Agreement is true and correct on and as of the date of this Waiver.

          (b) No Default or Event of Default has occurred and is continuing except for the Event of Default referenced in the Recitals above.

          (c) This Waiver has been duly and validly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms.

     6. Confirmation of Credit Agreement. Except as waived hereby, all of the provisions of the Credit Agreement remain in full force and effect from and after the date hereof.

     7. Expenses. The Borrower shall pay all expenses incurred by the Administrative Agent (including reasonable attorneys' fees and disbursements) in connection with the preparation of this Waiver.

     8. Counterparts. This Waiver may be signed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Waiver by facsimile transmission shall be as effective as delivery of a manually signed counterpart.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Waiver to be duly executed as of the day and year first above written.

                                            ONEIDA LTD.


                                            By: /s/ GREGG R. DENNY
                                                -------------------------------
                                            Name: Gregg R. Denny
                                            Title: Chief Financial Officer


                                            JPMORGAN CHASE BANK (formerly known
                                            as The Chase Manhattan Bank),
                                            individually and as Administrative
                                            Agent


                                            By: /s/ KEVIN D. CLARK
                                                --------------------------------
                                            Name: Kevin D. Clark
                                            Title: Vice President


                                            BANK OF AMERICA, N.A., individually
                                            and as Syndication Agent


                                            By: /s/ MARLENE M. TUMA
                                                --------------------------------
                                            Name: Marlene M. Tuma
                                            Title: Vice President


                                            FLEET NATIONAL BANK, individually
                                            and as Documentation Agent


                                            By: /s/ MICHAEL W. BRUNNER
                                                --------------------------------
                                            Name: Michael W. Brunner
                                            Title: Vice President


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                                            HSBC BANK, USA, individually and as
                                            Senior Managing Agent


                                            By: /s/ WILLIAM D. MCINCROW
                                                --------------------------------
                                            Name:   William D. McIncrow
                                            Title:  Vice President


                                            MANUFACTURERS AND TRADERS TRUST
                                            COMPANY


                                            By:  /s/ DANA C. LOUCKS
                                                --------------------------------
                                            Name: Dana C. Loucks
                                            Title: Assistant Vice President


                                            THE BANK OF NOVA SCOTIA


                                            By:  /s/ TODD S. MELLER
                                                --------------------------------
                                            Name: Todd S. Meller
                                            Title: Managing Director


                                            CITIBANK, N.A. (successor to
                                            European American Bank)


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:


                                            BANCA NAZIONALE DEL LAVORO S.p.A.,
                                               New York Branch


                                            By: /s/ FREDERIC W. HALL
                                                --------------------------------
                                            Name: Frederic W. Hall
                                            Title: Vice President


                                            By: /s/ LEONARDO VALENTINI
                                                --------------------------------
                                            Name: Leonardo Valentini
                                            Title: First Vice President


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